SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CENTRAL GARDEN & PET COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party

(4)	Date Filed:

Notes:

SUPPLEMENT TO PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS ON

SEPTEMBER 28, 2006

Subsequent to the mailing of the proxy statement for the Special Meeting of Stockholders of Central Garden & Pet Company (the “Company”) to be held on September 28, 2006, the Company determined that the 22,183,665 shares of the Company’s common stock (“Common Stock”) reported outstanding on the record date included 241,593 treasury shares repurchased by the Company in July 2006. Under Delaware law, shares of Common Stock that are held by the Company are not entitled to vote and are not counted for quorum purposes.

Excluding these treasury shares, there were outstanding 21,942,072 shares of Common Stock and 1,652,262 shares of the Class B stock of the Company (“Class B Stock”) as of the close of business on August 21, 2006. Therefore, holders of at least 10,971,037 shares of Common Stock and 826,132 shares of Class B Stock must be represented, in person or by proxy, at the Special Meeting to establish a quorum. The proposal to amend the Company’s certificate of incorporation requires the affirmative approval of holders of at least 10,971,037 shares of Common Stock and at least 826,132 shares of Class B Stock, each voting separately as a class.

Dated September 27, 2006